Exhibit 1.1

17,500,000 Common Units

TRANSOCEAN PARTNERS LLC

COMMON UNITS REPRESENTING LIMITED LIABILITY COMPANY INTERESTS

UNDERWRITING AGREEMENT

July 31, 2014

July 31, 2014

Morgan Stanley & Co. LLC

Barclays Capital Inc.

as Representatives of the Several Underwriters

named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Transocean Partners Holdings Limited, a Cayman Islands exempted company (the “Selling Unitholder”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom you (the “Representatives”) are acting as representatives, 17,500,000 common units (the “Firm Units”) of Transocean Partners LLC, a Marshall Islands limited liability company (the “Company”), each representing a limited liability company interest in the Company (the “Common Units”).

The Selling Unitholder also proposes to sell to the several Underwriters not more than an additional 2,625,000 Common Units representing limited liability company interests in the Company (the “Additional Units”) if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Units granted to the Underwriters in Section 3 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.”

Prior to the execution hereof:

(i) Transocean Ltd., a Swiss corporation (“Transocean”), owns 100% of the issued and outstanding share capital of Transocean Inc., a Cayman Islands corporation (“Transocean Inc.”);

(ii) Transocean Inc. formed the Selling Unitholder;

(iii) the Selling Unitholder formed the Company;

(iv) the Selling Unitholder formed Triton RIGP DCL Holding Limited, a Cayman Islands exempted company (“RIGP DCL Holding”), Triton RIGP DIN Holdings Limited, a Cayman Islands exempted company (“RIGP DIN Holding”), Triton RIGP DD3 Holding Limited, a Cayman Islands exempted company (“RIGP DD3 Holding” and, together with DCL RIGP Holding and RIGP DIN Holding, the “Holding OwnCos”);

(v) the Selling Unitholder formed Transocean RIGP DCL Opco Limited, a Cayman Islands exempted company (“RIGP DCL OPCO”), Transocean RIGP DIN Opco Limited, a Cayman Islands exempted company (“RIGP DIN OPCO”), Transocean RIGP DD3 Opco Limited, a Cayman Islands exempted company (“RIGP DD3 OPCO” and, together with RIGP DCL OPCO and RIGP DIN OPCO, the “Holding OpCos” and, together with the Holding OwnCos, the “Holding Companies”);

(vi) RIGP DCL Holding, RIGP DIN Holding and RIGP DD3 Holding, as applicable, formed Triton RIGP DCL Holdco Limited, a UK limited company (“RIGP DCL Holdco”), Triton RIGP DIN Holdco Limited, a UK limited company (“RIGP DIN Holdco”), and Triton RIGP DD3 Holdco Limited, a UK limited company (“RIGP DD3 Holdco” and, together with RIGP DCL Holdco and RIGP DIN Holdco, the “Rig Owning Companies”), respectively;

(vii) Transocean Offshore Deepwater Drilling Inc., a Delaware corporation (“TODDI”), formed Transocean RIGP DCL LLC, a Delaware limited liability company (“DCL LLC”), Transocean RIGP DIN LLC, a Delaware limited liability company (“DIN LLC”), and Transocean RIGP DD3 LLC, a Delaware limited liability company (“DD3 LLC” and, together with DCL LLC and DIN LLC, the “Rig Operating Companies” and, together with the Holding Companies and the Rig Owning Companies, the “RigCos”);

(viii) TODDI assigned the drilling contracts for Discoverer Clear Leader, Discoverer Inspiration, and Development Driller III to DCL LLC, DIN LLC and DD3 LLC, respectively;

(ix) Discoverer Clear Leader was owned by Triton Asset Leasing GmbH, a Swiss limited liability company (the “Initial DCL Owner”);

(x) Discoverer Inspiration was owned by Triton Nautilus Asset Leasing GmbH, a Swiss limited liability company (the “Initial DIN Owner”);

(xi) Development Driller III was owned by GlobalSantaFe Leasing Services GmbH, a Swiss limited liability company (the “Initial DD3 Owner” and, together with the Initial DCL Owner and the Initial DIN Owner, the “Initial Rig Owners”);

(xii) each Initial Rig Owner sold the applicable Rig (as defined below) to the Selling Unitholder in exchange for promissory notes issued by Transocean Inc. and the assumption by the Selling Unitholder of certain royalty obligations related to the dual-activity patent owned by TODDI;

(xiii) the Selling Unitholder contributed each of the Rigs to its corresponding Holding OwnCo in exchange for newly issued stock of the applicable Holding OwnCo;

(xiv) each of the Holding OwnCos contributed the applicable Rig to the Cayman Islands branch of its corresponding Rig Owning Company in exchange for newly issued stock of the applicable Rig Owning Company;

(xv) Transocean Inc. issued to the Selling Unitholder promissory notes in exchange for a promissory note from the Selling Unitholder;

(xvi) the Selling Unitholder contributed a promissory note to each of the Holding OpCos in exchange for newly issued stock of the applicable Holding OpCo;

(xvii) the Company executed a 364-day note payable of approximately $43 million (the ‘Working Capital Note Payable”) in favor of Transocean Financing GmbH, a Swiss corporation (“Transocean Financing”);

(xviii) TODDI entered into the Customer Receivables Guarantee with respect to certain customer receivables held by the Rig Operating Companies (the “Customer Receivables Guarantees”);

(xix) the Company and the Selling Unitholder entered into a Contribution, Conveyance and Assumption Agreement, dated as of July 29, 2014 (the “Contribution Agreement” and, together with the various transfer agreements, intercompany payment obligations, assignments, conveyances, contribution agreements and related documents contemplated thereby, including the Bills of Sale (as defined below), the “Contribution Documents”), pursuant to which:

a. the Selling Unitholder contributed a 51% interest in each of the Holding OwnCos and Holding OpCos to the Company in exchange for (1) the issuance to the Selling Unitholder of: (1) 41,379,310 Common Units and 27,586,207 subordinated units (the “Subordinated Units”) (all such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”), representing a 60% and a 40% limited liability company interest in the Company, respectively, (2) the non-economic Transocean Member Interest (as defined in the Company LLC Agreement (as defined herein)) in the Company (the “Non-Economic Interest”) and (3) 100% of the Company’s Incentive Distribution Rights (as defined in the Company LLC Agreement) (the “Incentive Distribution Rights”) and (2) cash proceeds of approximately $24 million; and

b. the Holding OpCos will, prior to the Firm Closing Date, acquire from TODDI the applicable Rig Operating Companies in exchange for promissory notes of Transocean Inc.; and

(xx) the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Company LLC Agreement”) took effect as of July 29, 2014.

Items (i) through (xx) are hereinafter collectively referred to as the “Pre-Signing Transactions.”

Discoverer Inspiration, Discoverer Clear Leader and Development Driller III are hereinafter collectively referred to as the “Rigs.” The Rigs and related assets owned and operated by the RigCos, as described more particularly in the Registration Statement, the Time of Sale Prospectus and the Prospectus (as defined herein) are collectively referred to as the “Contributed Business.”

It is understood and agreed to by all parties hereto that, prior to or on the Firm Closing Date (as defined herein), the following transactions will occur:

1. Each of the Holding OpCos will enter into an Assignment and Bill of Sale (the “Assignment and Bill of Sale Agreements”) with TODDI;

2. The Transocean Parties and the Company Entities will enter into an omnibus agreement (the “Omnibus Agreement”), which will set forth certain agreements concerning competition among the parties thereto and concerning the indemnification of the Company for certain liabilities following the closing of the offering;

3. The Company, the Holding Companies and the Rig Operating Companies will enter into a Master Services Agreement (the “TODDI Master Services Agreement”) with TODDI and the Company and the Rig Owning Companies will enter into a Master Services Agreement (the “TPHL Master Services Agreement” and, together with the TODDI Master Services Agreement, the “Master Services Agreements”) with the Selling Unitholder;

4. The Company will enter into a Support Agreement (the “Support Agreement”) with Transocean AMA JLT;

5. The Company will enter into a Secondment Agreement (the “Secondment Agreement”) with affiliates of Transocean;

6. The Company will enter into a five-year revolving credit agreement (the “Five-Year Revolving Credit Facility”) with Transocean Financing; and

7. The public offering of the Units contemplated hereby will be consummated.

Items 1 through 7 are hereinafter collectively referred to as the “Post-Signing Transactions.” The Pre-Signing Transactions and the Post-Signing Transactions are hereinafter collectively referred to as the “Transactions.”

The Company and the RigCos are hereinafter collectively referred to as the “Company Entities.” Transocean, Transocean Inc., the Selling Unitholder and the Company Entities are hereinafter referred to as the “Transocean Parties.” The Initial Rig Owners, TODDI, Transocean Financing and the Transocean Parties are hereinafter collectively referred to as the “Transocean Entities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-196958), including a prospectus, relating to the Units. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Units (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness, together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. “Applicable Time” means 9:10 a.m. (New York City time) on July 31, 2014.

1. Representations and Warranties of the Company. The Transocean Parties, jointly and severally, represent and warrant to, and agree with each of the Underwriters that:

(a) Registration. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Transocean Parties, threatened by the Commission. To the knowledge of the Transocean Parties, no proceeding pursuant to Section 8A under the Securities Act against the Company or related to the offering of the Units is pending or threatened.

(b) No Material Misstatements or Omissions. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the Firm Closing Date and each Option Date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, as of the time that it became effective, complied and the Prospectus, when it is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, on the Firm Closing Date and on each Option Date, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Firm Closing Date and on each Option Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) as of the Applicable Time, each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) on the date of the Prospectus and any amendment or supplement thereto and on the Firm Closing Date and on any Option Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Company in the Registration Statement and in the Time of Sale Prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b), including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Company, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(b) hereof.

(c) Ineligible Issuer; Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Issuer Free Writing Prospectus. Each issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (an “Issuer Free Writing Prospectus”) does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(b) hereof.

(e) Formation, Good Standing and Foreign Qualification of the Transocean Parties. Each of the Transocean Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company, corporation or other entity, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation with all limited liability company, limited partnership, corporate or other entity power and authority, as applicable, to enter into and perform its obligations under the Operative Agreements (as defined herein) to which it is a party, to own or lease and to operate its properties currently owned or leased to be owned or leased on the Firm Closing Date and any Option Closing Date and to conduct its business as currently conducted or as to be conducted on the Firm Closing Date and any Option Closing Date, in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Transocean Entities is, and at the Firm Closing Date and any Option Closing Date will be, duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other entity, as applicable, and is in good standing under the laws of each jurisdiction that requires, and at the

Firm Closing Date and any Option Closing Date will require, such qualification or registration except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, securityholders’ equity, results of operations, business or properties of the Company Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the members of the Company to any material liability or disability.

(f) Ownership of Transocean Inc. Transocean directly owns, and at the Firm Closing Date and any Option Closing Date, Transocean will directly own 100% of the issued and outstanding shares of capital stock of Transocean Inc. free and clear of all liens, encumbrances, security interests, charges, equities or other claims (“Liens”).

(g) Ownership of the Selling Unitholder. Transocean Inc. directly owns, and at the Firm Closing Date and any Option Closing Date, Transocean Inc. will directly own 100% of the issued and outstanding shares of the Selling Unitholder; such shares have been duly authorized and validly issued in accordance with the Memorandum and Articles of Association of the Selling Unitholder (as the same may be amended and restated at or prior to the Firm Closing Date, the “Selling Unitholder Governing Documents”) and are fully paid (to the extent required by the Selling Unitholder Governing Documents) and non-assessable; and Transocean Inc. owns such shares free and clear of all Liens.

(h) Ownership of the Company. The Selling Unitholder owns, and on the Firm Closing Date, immediately prior to the closing, the Selling Unitholder will own the Sponsor Units; such Sponsor Units, and the limited liability company interests represented thereby, have been duly authorized and validly issued in accordance with the Company LLC Agreement and will be fully paid (to the extent required under the Company LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 20, 31, 40 and 49 of The Republic of The Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”) and except as may otherwise be provided in the Company LLC Agreement); and the Selling Unitholder owns and will own the Sponsor Units free and clear of all Liens. On the Firm Closing Date, after giving effect to the sale by the Selling Unitholder of the Firm Units, the Selling Unitholder will own 23,879,310 Common Units and 27,586,207 Subordinated Units (the “Retained Sponsor Units”) free and clear of all Liens.

(i) Ownership of the Non-Economic Interest and the Incentive Distribution Rights. The Selling Unitholder owns, and on the Firm Closing Date and any Option Closing Date thereafter, the Selling Unitholder will own the Non-Economic Interest and 100% of the Incentive Distribution Rights; such Non-Economic Interest and Incentive Distribution Rights, and the limited liability company interests represented thereby, have been duly authorized and validly issued in accordance with the Company LLC Agreement and are fully paid (to the extent required under the Company LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act and except as may otherwise be provided in the Company LLC Agreement); and the Selling Unitholder owns and will own the Non-Economic Interest and the Incentive Distribution Rights, respectively, free and clear of all Liens.

(j) Ownership of the Holding Companies. On the date hereof and at the Firm Closing Date and any Option Date, (A) the Company directly owns and will directly own 51% of the share capital in each of the Holding Companies and (B) the Selling Unitholder owns and will directly own 49% of the share capital of each of the Holding Companies; such share capital has been duly authorized and validly issued in accordance with the organizational documents of the applicable Holding Company (as the same may be amended and restated at or prior to the Closing Date, the “Holding Companies Organizational Documents”) and is fully paid (to the extent required by the applicable Holding Companies Organizational Documents) and non-assessable; and the Company and the Selling Unitholder owns and will own such share capital free and clear of all Liens.

(k) Ownership of the Rig Owning Companies. On the date hereof and at the Firm Closing Date and any Option Date, the Holding OwnCos own and will own, directly or indirectly, 100% of the equity interests in each of the Rig Owning Companies; such equity interests have been duly authorized and validly issued in accordance with the organizational documents of the applicable Rig Owning Company (as the same may be amended or restated at or prior to the Closing Date, the “Rig Owning Companies Organizational Documents”) and are fully paid (to the extent required under the Rig Owning Companies Organizational Documents) and non-assessable (except as such non-assessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Rig Owning Companies); and the Holding OwnCos owns and will own such equity interests free and clear of all Liens.

(l) Ownership of the Rig Operating Companies. On or before the Firm Closing Date, after giving effect to the Transactions, and at the Firm Closing Date and any Option Date, the Holding OpCos will own, directly or indirectly, all of the issued and outstanding limited liability company interests in each of the Rig Operating Companies; such limited liability company interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the applicable Rig Operating Company (as the same may be amended or restated at or prior to the Closing Date, the “Rig Operating Companies LLC Agreements”) and will be fully paid (to the extent required under the applicable Rig Operating Companies LLC Agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); and the Holding OpCos will own such limited liability company interests free and clear of all Liens.

(m) Ownership of Transocean Finance. Transocean indirectly owns, and at the Firm Closing Date and any Option Closing Date, Transocean will indirectly own, 100% of the issued and outstanding shares of capital stock of Transocean Finance.

(n) Ownership of TODDI. Transocean Entities Holdings GmbH owns 100.00% of the outstanding shares of common stock of TODDI; such equity interest has been duly authorized and validly issued in accordance with the organizational documents of TODDI, and are fully paid and nonassessable; Transocean Entities Holdings GmbH owns such equity interest free and clear of any Liens.

(o) No Other Subsidiaries. Except as described in Sections 1(h), 1(i), 1(j), 1(k) and 1(l), none of the Company Entities own or, on the Firm Closing Date or any Option Closing Date, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(p) Authority. Each of the Transocean Parties has all requisite power and authority to execute and deliver this Agreement and to perform its requisite obligations hereunder. On the Firm Closing Date and any Option Closing Date, all corporate, partnership and limited liability company or other entity action, as the case may be, required to be taken by the applicable Transocean Entities or any of their securityholders, members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the Non-Economic Interest and the Incentive Distribution Rights, the execution and delivery by the applicable Transocean Entities of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements to take place as of or prior to the Firm Closing Date, shall have been validly taken.

(q) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transocean Parties.

(r) Authorization and Enforceability of the Operative Agreements.

(i) On or before the date hereof:

(A) the Selling Unitholder Governing Documents have been duly authorized, executed and delivered by Transocean Inc. and is a valid and legally binding agreement of Transocean Inc., enforceable against Transocean Inc. in accordance with its terms;

(B) the Company LLC Agreement has been duly authorized, executed and delivered by the Selling Unitholder and is valid and legally binding agreement of the Selling Unitholder, enforceable against the Selling Unitholder in accordance with its terms;

(C) each of the Holding Companies Organizational Documents, the Rig Owning Companies Organizational Documents and the Rig Operating Companies LLC Agreements have been duly authorized, executed and delivered by the appropriate Transocean Entity and each such agreement is valid and legally binding agreement of each such Transocean Entity, enforceable against each party thereto in accordance with the terms of such agreement;

(D) each of the Contribution Documents has been duly authorized, executed and delivered by the Transocean Entities party thereto, and each such agreement is a valid and legally binding agreement of each such Transocean Entity, enforceable against such Transocean Entities in accordance with its terms;

(E) the Working Capital Note Payable has been duly authorized, executed and delivered by each of the Transocean Entities party thereto, and is valid and legally binding agreements of each of them, enforceable against each of them in accordance with their terms;

(F) the Customer Receivables Guarantees have been duly authorized, executed and delivered by each of the Transocean Entities party thereto, and are the valid and legally binding agreements of each of them, enforceable against each of them in accordance with their terms; and

(G) the Assignment and Bill of Sale Agreements have been duly authorized, executed and delivered by each of the Transocean Entities party thereto, and are the valid and legally binding agreements of each of them, enforceable against each of them in accordance with their terms.

(ii) On or before the Firm Closing Date:

(A) the Omnibus Agreement will have been duly authorized, executed and delivered by each of the Transocean Entities party thereto, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(B) the Master Services Agreements will have been duly authorized, executed and delivered by each of the Transocean Entities party thereto, and will be valid and legally binding agreements of each of them, enforceable against each of them in accordance with their terms;

(C) the Secondment Agreement will have been duly authorized, executed and delivered by each of the Transocean Entities party thereto, and will be valid and legally binding agreements of each of them, enforceable against each of them in accordance with their terms;

(D) the Support Agreement will have been duly authorized, executed and delivered by each of the Transocean Entities party thereto, and will be valid and legally binding agreements of each of them, enforceable against each of them in accordance with their terms; and

(E) the Five-Year Revolving Credit Facility will have been duly authorized, executed and delivered by each of the Transocean Entities party thereto, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms.

provided, however, that with respect to each agreement described in this Section 1(r), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions with respect to violations of federal securities laws contained in any of such agreements may be limited by applicable laws and public policy.

The agreements described in clauses (i)(A) through (i)(C) of this Section 1(r)) are herein collectively referred to as the “Organizational Documents.” The Organizational Documents, together with the agreements described in clauses (i)(D) through (i)(G) and (ii)(A) through (ii)(E) of this Section 1(r), are herein collectively referred to as the “Operative Agreements.”

(s) Authorization of Covered Agreements. Each agreement listed on Exhibit A hereto (each as amended, collectively, the “Covered Agreements”) has been duly authorized, executed and delivered by each of the Transocean Entities party thereto, and, assuming the due authorization, execution and delivery by the other parties thereto, each is and will be at the Firm Closing Date and any Option Closing Date, a valid and legally binding agreement of such Transocean Entity, enforceable against such Transocean Entity in accordance with its terms; provided, however, that with respect to each Covered Agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such Covered Agreements may be limited by applicable laws and public policy.

(t) Description of Units. The Units, when delivered in accordance with the terms of this Agreement and the Company LLC Agreement against payment therefor as provided herein and therein, will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(u) Capitalization. At the Firm Closing Date, assuming no exercise of the option provided in Section 3, the issued and outstanding limited liability company interests of the Company will consist of 41,379,310 Common Units, 27,586,207 Subordinated Units, the Non-Economic Interest and the Incentive Distribution Rights. Assuming no exercise of the option provided in Section 3, other than the Retained Sponsor Units, the Non-Economic Interest and the Incentive Distribution Rights, the Firm Units will be the only limited liability company interests of the Company issued and outstanding on the Firm Closing Date. Except for any Common Units sold by the Selling Unitholder pursuant to the option provided in Section 3 and other than the Retained Sponsor Units, the Non-Economic Interest and the Incentive Distribution Rights, the Firm Units will be the only limited liability company interests in the Company issued and outstanding, on any Option Closing Date.

(v) Authorization of the Units. At the Firm Closing Date and any Option Closing Date, the Firm Units and the Additional Units, as the case may be, and the limited liability company interests represented thereby will be duly authorized by the Company LLC Agreement and will be validly issued, fully paid (to the extent required under the Company LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act and except as may otherwise be provided in the Company LLC Agreement).

(w) No Preemptive or Registration Rights. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Company Entities or (ii) outstanding options or warrants to purchase any securities of the Company Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Company.

(x) Absence of Violations or Defaults. None of the Transocean Entities is (i) in violation of its agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, (ii) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Transocean Entities or any of their properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Contributed Business to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (ii) and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Transocean Entities to perform their obligations under this Agreement or the Operative Agreements or the Covered Agreements.

(y) No Conflicts. None of (i) the offering and sale by the Selling Unitholder of the Units to be sold to the Underwriters pursuant to the terms of this Agreement, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Transocean Entities party hereto or thereto, or (iii) the consummation of the transactions contemplated hereby or thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Documents of any of the Transocean Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Transocean Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Transocean Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any of the Transocean Parties, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Transocean Entities to consummate the transactions provided for in this Agreement or the Operative Agreements.

(z) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Transocean Entities or any of their properties or assets is required in connection with (i) the offering or sale by the Selling Unitholder of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements or the fulfillment of the terms hereof or thereof by the Transocean Entities party hereto or thereto or (iii) the consummation of any other transactions contemplated by this

Agreement or the Operative Agreements, except (A) for such permits, consents, approvals, filings and similar authorizations required under the Act, the Exchange Act, state securities or “Blue Sky” laws of any jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc., (B) such consents that have been, or prior to the Firm Closing Date will be, obtained, (C) for such consents that, if not obtained, would not individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Transocean Entities to consummate the transactions provided for in this Agreement or the Operative Agreements and (D) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(aa) Sufficiency of the Contribution Documents. The Contribution Documents were or will be legally sufficient to transfer or convey to, or vest in, the Company Entities satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Company Entities to conduct their operations (including the Contributed Business) in all material respects as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Operative Agreements. The Company Entities, upon execution and delivery of the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations of the Contributed Business.

(bb) No Material Adverse Change in Business. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company Entities, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company Entities have incurred any material liability or obligation, direct or contingent nor entered into any material transaction; (ii) no Company Entity has purchased any of its outstanding equity interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its equity interests other than ordinary and customary dividends; and (iii) there has not been any material change in the equity, short-term debt or long-term debt of the Company Entities, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(cc) Financial Statements; Non-GAAP Financial Measures. The historical financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical financial and operating information set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Summary—Summary Financial and Operating Data” and the selected historical, financial, and operating information under the caption “Selected Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which it has been derived. The pro forma balance sheet included in the Registration Statement, the Time of Sale Prospectus and the Prospectus complies as to form with the applicable accounting requirements of Regulation S-X under the Act and includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma balance sheet included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(dd) Projections. The financial forecast included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been properly compiled on the basis described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(ee) Independent Registered Public Accounting Firm. Ernst & Young LLP, who has audited certain financial statements included in the Time of Sale Prospectus and the Prospectus of the Company and its combined predecessors and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”).

(ff) Absence of Proceedings. There is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Transocean Parties, threatened, to which any of the Transocean Entities is or may be a party or to which the Contributed Business or property of any of the Transocean Entities is or may be subject that would be required to be disclosed in the Registration Statement, which is not adequately disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus as required, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Transocean Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Transocean Entities is or may be subject that could, individually or in the aggregate, reasonably be expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Units or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

(gg) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. The statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(hh) Prospectuses. The Time of Sale Prospectus and Prospectus complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(ii) Investment Company Act. None of the Company Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company Entities will be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(jj) Environmental Laws. Each of the Transocean Parties (i) is in compliance with any and all applicable foreign, federal, state and local laws, regulations, notifications under leases, orders, judgments, Consent Decrees or agreements with Governmental Authorities, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws, or has contracted with customers reasonably believed to have received all permits, licenses or other approvals required for the Transocean Entities to conduct their business and operations in compliance with applicable Environmental Laws, to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) Environmental Liabilities. There are no circumstances, occurrences, costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or failure of compliance or default with or under any Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(ll) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Transocean Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Transocean Entity, on the other hand, that is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus but is not so described.

(mm) Compliance with the Sarbanes-Oxley Act. On the Firm Closing Date and any Option Closing Date, the Company will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules and regulations of the New York Stock Exchange that are effective and applicable to the Company.

(nn) RigCo Distributions. No RigCo is currently prohibited, directly or indirectly, from paying any distributions to the Company or any subsidiary of the Company, from making any other distribution on such RigCo’s equity interests, from repaying to the Company any loans or advances to such RigCo from the Company or from transferring any of such RigCo’s property or assets to the Company or any other subsidiary of the Company.

(oo) Foreign Corrupt Practices Act. No Transocean Entity, nor any director, officer or affiliate of, nor, to the knowledge of the Transocean Entities, any employee or agent of any Transocean Entity or its affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value (including any fee, sample, travel expense, entertainment, service, loan, rebate, kickback, donation, grant, or other payment or support in cash or in kind), directly or indirectly, to any “government official” (including any officer, official, agent, or employee of a government (federal, state, or local) or government-owned, -operated, or -controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or the decision of a government official, to obtain or retain business or favorable government action, or to secure an improper advantage; and the Transocean Entities and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws, to include the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, and all anti-corruption laws applicable in the countries in which the Transocean Entities and their affiliates operate, and have instituted and maintain and will continue to maintain policies and procedures and internal control systems reasonably sufficient to promote and achieve compliance with such laws.

(pp) Money Laundering Laws. The operations of the Transocean Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where any of the Transocean Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Transocean Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Transocean Parties, threatened.

(qq) OFAC. (i) None of the Transocean Entities nor, to the knowledge of the Transocean Parties, any director, officer, employee, agent or affiliate of a Transocean Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) None of the Transocean Entities have knowingly engaged in, is now knowingly engaged in, nor will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(rr) Possession of Intellectual Property. Except as would not result in a Material Adverse Effect, (i) the Transocean Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the Contributed Business, and (ii) the Transocean Entities have not received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

(ss) Title to Property. At the Firm Closing Date and any Option Closing Date, the Company Entities will have good title to all personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be owned by the Company Entities, and each of the RigCos hold, directly or indirectly, the interest in the applicable Rig set forth opposite its name on Exhibit B, in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) that arise from indebtedness expressly assumed by the Company Entities pursuant to the Contribution Documents or (iii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the Liens described in clauses (i) through (iii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by Company Entities, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(tt) Rig Registration. As of the Firm Closing Date and any Option Closing Date, each Rig will be duly registered under the laws of the jurisdiction set forth on Exhibit B in the name of the applicable entity identified on Exhibit B, free and clear of all Liens.

(uu) Absence of Labor Disputes. No labor problem or dispute with the employees of any Transocean Entity exists, or, to the knowledge of the Transocean Parties, is threatened or imminent, and none of the Transocean Parties is aware of any existing or imminent labor disturbance by the employees of any of the Transocean Entities’ principal suppliers, manufacturers, contractors or customers, which, in any case, would reasonably be expected to have a Material Adverse Effect.

(vv) Insurance. The Transocean Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally deemed reasonably adequate and customary for their business, and all such insurance is in full force and effect. The Transocean Entities have no reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ww) Governmental Licenses. Except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Transocean Parties possess such permits, licenses, approvals, consents and other authorizations excluding those applicable under Environmental Laws (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the Contributed Business, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Transocean Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Transocean Parties have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Transocean Parties, the charter parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

(xx) Books and Records. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(yy) Disclosure Controls. (i) The Company has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(zz) Private Placement. The sale and issuance of the Sponsor Units and the Incentive Distribution Rights to the Selling Unitholder are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Transocean Parties has taken or will take any action that would cause the loss of such exemption. Except for the sale and issuance of the Sponsor Units and the Incentive Distribution Rights to the Selling Unitholder or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(aaa) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(bbb) Offering Materials. None of the Transocean Entities has distributed or, prior to the later to occur of the Firm Closing Date, any Option Closing Date and the completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134 thereunder.

(ccc) NYSE Listing. The Units have been approved to be listed on the New York Stock Exchange, subject to official notice of issuance.

(ddd) Tax Status. Each of the Company and the RigCos either (i) is by default classified as an association taxable as a corporation for U.S. federal income tax purposes and has not filed an election with the Internal Revenue Service to change such default classification or (ii) has filed or will file an election with the Internal Revenue Service to be classified as an association taxable as a corporation for U.S. federal income tax purposes, which election, in the case of a RigCo, shall be effective no later than the date that is immediately after the date on which such RigCo is directly or indirectly acquired by the Company.

(eee) No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Selling Unitholder to the Underwriters in connection with the offering of the Units contemplated herein, there are no contracts, arrangements or understandings between any Transocean Party and any person that would give rise to a valid claim against any Transocean Party or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Units.

(fff) Absence of Manipulation. None of the Transocean Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(ggg) PFIC Status. Based on its current and projected method of operation, and an opinion of its U.S. counsel, the Company should not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year ending December 31, 2014, and the Company reasonably expects that it will not be treated as a PFIC for any future tax year.

(hhh) Payment of Taxes. Each of the Company Entities has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(iii) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(jjj) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communication with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

2. Additional Representations and Warranties of the Selling Unitholder. The Selling Unitholder further represents and warrants to and agrees with each of the Underwriters that:

(a) Authority of the Selling Unitholder. The Selling Unitholder has all requisite company power and authority to sell and deliver the Units to the Underwriters in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(b) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Unitholder.

(c) Title to Units. As of the Firm Closing Date and each Option Closing Date, the Selling Unitholder will have valid title to the Units to be sold by it, free and clear of all Liens, and will have the legal right and power to sell, transfer and deliver the Units or a valid “security entitlement,” within the meaning of Section 8-501 of the New York Uniform Commercial Code, in respect of such Units, as the case may be.

(d) OFAC. The Selling Unitholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(e) Delivery of Securities. Upon payment for the Units pursuant to this Agreement, delivery of such Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Units in the name of Cede or such other nominee and the crediting of such Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Units), (A) DTC shall be a “protected purchaser” of such Units within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Units and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Units may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Unitholder may assume that when such payment, delivery and crediting occur, (x) such Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s unit registry in accordance with its Certificate of Formation, the Company LLC Agreement and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Transfer Taxes. No stamp duty, stamp duty reserve tax, capital duty or other issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (A) the issue, sale, transfer or delivery of the Units in the manner contemplated by this Agreement or (B) the sale, transfer or delivery by the Underwriters of the Units as contemplated herein.

(g) Selling Unitholder’s Intent. The Selling Unitholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus to sell its Units pursuant to this Agreement.

3. Agreements to Sell and Purchase. The Selling Unitholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Unitholder the respective number of Firm Units set forth in Schedule I hereto opposite its name at a price of $20.79 per Unit (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Unitholder agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,625,000 Additional Units at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Units shall be reduced by an amount per Unit equal to any distributions declared by the Company and payable on the Firm Units but not payable on such Additional Units. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Common Units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Firm Closing Date nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Common Units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The Transocean Parties agree that, without the prior written consent of the Representatives on behalf of the Underwriters, they will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”)), or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of Common Units or any securities convertible into or exercisable or exchangeable for Common Units.

The restrictions contained in the preceding paragraph shall not apply to (a) the Units to be sold hereunder, (b) the issuance by the Company of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transactions by a Selling Unitholder relating to Common Units or other securities acquired in open market transactions after the completion of the offering of the Units; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, and (d) any Common Units issued or options to purchase Common Units issued under any employee benefit plan of the Company described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the filing of a registration statement on Form S-8 in respect thereof. In addition, the Selling Unitholder, agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The Selling Unitholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Common Units held by the Selling Unitholder except in compliance with the foregoing restrictions.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(a)(xiii) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

4. Terms of Public Offering. The Transocean Parties are advised that the Underwriters propose to make a public offering of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Transocean Parties are further advised that the Units are to be offered to the public initially at $22.00 per Unit (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.726 per Unit under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Units to be sold by the Selling Unitholder shall be made to the Selling Unitholder in Federal or other funds immediately available in New York City against delivery of such Firm Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 5, 2014 or at such other time on the same or such other date, not later than August 14, 2014 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Firm Closing Date.”

Payment for any Additional Units shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than September 6, 2014, as shall be designated in writing by you.

The Firm Units and Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Firm Closing Date or the applicable Option Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to you through the facilities of the Depository Trust Company on the Firm Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Units to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Unitholder to sell the Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Units on the Firm Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 9:05 a.m. (New York City time) on the date hereof. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceeding for that purpose shall have been initiated or, to the knowledge of the Transocean Parties, threatened.

(a) The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the delivery to you on the Firm Closing Date of the following:

(i) Subsequent to the execution and delivery of this Agreement and prior to the Firm Closing Date:

(A) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Transocean Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(B) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company Entities, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (in each case, excluding any amendments or supplements thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (in each case, excluding any amendments or supplements thereto).

(ii) The Underwriters shall have received on the Firm Closing Date certificates, dated as of the Firm Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of each of Transocean, the Company and the Selling Unitholder, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of any of the Transocean Parties, as applicable, contained in this Agreement are true and correct as of the Firm Closing Date and that each of the Transocean Parties, as applicable, have complied with all of the applicable agreements and satisfied all of the applicable conditions on its part to be performed or satisfied hereunder on or before the Firm Closing Date. The officers signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

(iii) The Underwriters shall have received on the Firm Closing Date an opinion of Baker Botts L.L.P., special U.S. counsel for the Transocean Parties and special U.S. counsel for the Selling Unitholder, dated as of the Firm Closing Date, in form and substance satisfactory to you, and substantially in the form attached as Exhibit D-1 hereto.

(iv) The Underwriters shall have received on the Firm Closing Date an opinion of Homburger AG, Swiss counsel for the Transocean Parties, dated as of the Firm Closing Date, in form and substance satisfactory to you, and substantially in the form attached as Exhibit D-2 hereto.

(v) The Underwriters shall have received on the Firm Closing Date an opinion of Ridgeway Blake Lawyers, Vanuatu counsel for the Transocean Parties, dated as of the Firm Closing Date, in form and substance satisfactory to you, and substantially in the form attached as Exhibit D-3 hereto.

(vi) The Underwriters shall have received on the Firm Closing Date an opinion of Harney Westwood & Riegels, Cayman Islands counsel for the Transocean Parties, dated as of the Firm Closing Date, in form and substance satisfactory to you, and substantially in the form attached as Exhibit D-4 hereto.

(vii) The Underwriters shall have received on the Firm Closing Date an opinion of Watson, Farley & Williams LLP, Republic of the Marshall Islands counsel for the Transocean Parties, dated as of the Firm Closing Date, in form and substance satisfactory to you, and substantially in the form attached as Exhibit D-5 hereto.

(viii) The Underwriters shall have received on the Firm Closing Date an opinion of Baker Botts (U.K.) L.L.P., U.K. counsel for the Transocean Parties, dated as of the Firm Closing Date, in form and substance satisfactory to you, and substantially in the form attached as Exhibit D-6 hereto.

(ix) The Underwriters shall have received on the Firm Closing Date an opinion of Pinsent Masons LLP, special U.K. tax counsel for the Transocean Parties, dated as of the Firm Closing Date, in form and substance satisfactory to you, and substantially in the form attached as Exhibit D-7 hereto.

(x) The Underwriters shall have received on the Firm Closing Date an opinion of Jill S. Greene, Associate General Counsel for Transocean, dated as of the Firm Closing Date, in form and substance satisfactory to you, and substantially in the form attached as Exhibit D-8 hereto.

(xi) The Underwriters shall have received on the Firm Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated as of the Firm Closing Date, in form and substance satisfactory to you.

(xii) The Underwriters shall have received, on each of the date hereof and the Firm Closing Date, a letter dated as of the date hereof or as of the Firm Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Firm Closing Date shall use a “cut-off date” not earlier than the date hereof.

(xiii) The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between you and the individuals and entities listed on Schedule III hereto relating to sales and certain other dispositions of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Firm Closing Date.

(xiv) The Transocean Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions, shall have occurred or will occur as of the Firm Closing Date, in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Firm Units on the Firm Closing Date on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xv) Prior to the Firm Closing Date, the Transocean Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(xvi) The Underwriters shall have received, on each of the date hereof and the Firm Closing Date, a certificate of the Chief Executive Officer of the Company in substantially the form set forth as Exhibit G hereto.

(xvii) The Underwriters shall have received such further information, certificates and documents as the Representatives may reasonably request.

(b) The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) certificates, dated as of the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of each of Transocean, Transocean Inc., the Company and the Selling Unitholder, confirming that the certificate or certificates delivered on the Firm Closing Date pursuant to Section 6(a)(ii) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Baker Botts L.L.P., special U.S. counsel for the Transocean Parties and special U.S. counsel for the Selling Unitholder, dated as of the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(iii) hereof;

(iii) an opinion of Homburger AG, Swiss counsel for the Transocean Parties, dated as of the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(iv) hereof;

(iv) an opinion of Ridgeway Blake Lawyers, Vanuatu Counsel for Transocean, dated as of the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(v) hereof;

(v) an opinion of Harney Westwood & Riegels, Cayman Islands counsel for the Transocean Parties, dated as of the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(vi) hereof;

(vi) an opinion of Watson, Farley & Williams LLP, Republic of the Marshall Islands counsel for the Transocean Parties, dated as of the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(vii) hereof;

(vii) an opinion of Baker Botts (U.K.) L.L.P., U.K. counsel for the Transocean Parties, dated as of the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(viii) hereof;

(viii) an opinion of Pinsent Masons LLP, special U.K. tax counsel for the Transocean Parties, dated as of the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(ix) hereof;

(ix) an opinion of Jill S. Greene, Associate General Counsel for Transocean, dated as of the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(x) hereof;

(x) an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated as of the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(xi) hereof;

(xi) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(a)(xii) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(xii) a certificate of the Chief Executive Officer of the Company, dated the Option Closing Date, in substantially the form set forth as Exhibit G hereto.

(xiii) such further information, certificates and documents as the Representatives may reasonably request.

7. Covenants of the Transocean Parties. The Transocean Parties severally and jointly covenant with each Underwriter as follows:

(a) To furnish to you, without charge, 12 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business or act as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Until the earlier of three years from the date hereof and the attainment by the Company of “Well-Known Seasoned Issuer” status as defined under the Securities Act, to furnish its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, owners’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accounts) and, as soon as practicable after the end of each of the three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its security holders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company will be deemed to have satisfied the requirements of this paragraph (i) if the Company files with or furnishes to the Commission the reports, documents or information required by Section 13 or 15(d) of the Exchange Act.

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(k) If the Company elects to rely upon Rule 462(b), the Company shall use its commercially reasonable efforts to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 4:00 p.m. (New York City time) on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Securities Act.

(l) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 3.

(m) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

8. Covenant of the Selling Unitholder. The Selling Unitholder covenants with each Underwriter to deliver to each Underwriter (or its agent), prior to or at the Firm Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Transocean Parties agree, jointly and severally, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Transocean Parties and the Company’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, provided that the Company’s obligations under this clause (iii) shall not exceed $20,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by the Financial Industry Regulatory Authority, provided that the Company’s obligations under this clause (iv) relating to fees and disbursements of counsel to the Underwriters shall not exceed $20,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the Units on the NYSE, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Transocean Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Transocean Parties and any such consultants, and 50% of the cost of any aircraft chartered or used in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all other costs and expenses incident to the performance of the obligations of the Transocean Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Transocean Parties may otherwise have for the allocation of such expenses among themselves.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives because any condition set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Transocean Parties to perform or comply with any provision of this agreement or in accordance with Section 12(a)(ii), the Transocean Parties shall reimburse the Underwriters, jointly and severally, for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Transocean Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate and selling agent of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Time of Sale Prospectus, any Written Testing-the-Waters Communication or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, which information consists solely of the information set forth in the last sentence of Section 11(b).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transocean Parties, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Unitholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Time of Sale Prospectus, any Written Testing-the-Waters Communication or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with reference to written information relating to such Underwriter furnished to the Transocean Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or road show or the Prospectus or any amendment or supplement thereto. Each Transocean Party acknowledges that the statements set forth (i) in the last paragraph of the cover page of the Prospectus regarding delivery of the Units and (ii) under the heading “Underwriting” in any Preliminary Prospectus and the Prospectus, the list of Underwriters and their respective participation in the sale of the Units, the sentences related to concessions and reallowances and the paragraphs related to stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party to the extent that the indemnifying party does not suffer actual prejudice as a result of such failure, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable amount of time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for any such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC. In the case of any such separate firm for the Transocean Parties, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transocean Parties, on the one hand, and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Selling Unitholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units. The relative fault of the Transocean Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Transocean Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e) The Transocean Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Transocean Parties and the Selling Unitholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Transocean Parties or any person controlling any Transocean Party and (iii) acceptance of and payment for any of the Units.

12. Termination of this Agreement.

(a) Termination. The Underwriters may terminate this Agreement by notice given by you to the Transocean Parties, if after the execution and delivery of this Agreement and prior to the Firm Closing Date or, with respect to any Additional Units, an Option Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company should have been suspended on any exchange or on any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(b) Survival. If this Agreement is terminated, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and provided further that Sections 1, 2, 9, 11, and 17 shall survive such termination and remain in full force and effect.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Firm Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Firm Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Transocean Parties for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Transocean Parties. In any such case either you or the Transocean Parties shall have the right to postpone the Firm Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

14. Entire Agreement. (a) This Agreement represents the entire agreement between the Transocean Parties, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b) The Transocean Parties acknowledge that in connection with the offering of the Units: (i) the Underwriters have acted at arms-length, are not agents of, and owe no fiduciary duties to, the Transocean Parties or any other person, (ii) the Underwriters owe the Transocean Parties only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Transocean Parties. The Transocean Parties waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The Transocean Parties hereby submit to the non-exclusive jurisdiction of the United States federal and state courts in the Borough of Manhattan in The City of New York (a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Transocean Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in a New York Court and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Transocean Parties have appointed Transocean Partners LLC as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, affiliates, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Transocean Parties hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of them agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Transocean Parties. To the extent that any of the Transocean Parties has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Transocean Parties irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Transocean Parties with respect to any sum due to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Transocean Parties agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to any such Transocean Party an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18. Foreign Taxes. All payments made by the Transocean Parties under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any non-U.S. taxing authority unless the Transocean Parties are or become required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Transocean Parties will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges (i) were imposed by reason of any present or former connection between an Underwriter and any such non-U.S. jurisdiction, otherwise than solely from the execution of this Agreement or the receipt of payments hereunder or thereunder; or (ii) would not have been imposed but for the failure of such Underwriter to comply with any certification, identification or other reporting requirements concerning nationality, residence, identity or connection with such non-U.S. jurisdiction of such Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such tax, duty or charge. The Transocean Parties further agree to indemnify and hold harmless the Underwriters against any documentary, stamp, value added, sales, financial transaction or similar issuance or recordation tax, including any interest and penalties, on the placement of the Units and on the execution and delivery of this Agreement.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (fax: (646) 834-8133), Attention Syndicate Registration; if to the Transocean Parties shall be delivered, mailed or sent to Transocean Partners LLC, Deepwater House, Kingswells Causeway, Prime Four Business Park, Aberdeen, AB15 8PU, Scotland, United Kingdom, with a copy to Transocean Partners LLC, c/o Transocean, 4 Greenway Plaza, Houston, Texas 77046.

Very truly yours,

Transocean Partners LLC

By:	/s/ Kathleen S. McAllister
Name: Kathleen S. McAllister
Title: President and CEO

Transocean Partners Holding Limited

By:	/s/ C. Stephen McFadin
Name: C. Stephen McFadin
Title: Director

Transocean Ltd.

By:	/s/ Stephen Hayes
Name: Stephen Hayes
Title: Senior Vice President

Transocean Inc.

By:	/s/ C. Stephen McFadin
Name: C. Stephen McFadin
Title: Director

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Triton RIGP DCL Holding Limited

By:	/s/ Barry Cameron
Name: Barry Cameron
Title: Director

Triton RIGP DIN Holding Limited

By:	/s/ Barry Cameron
Name: Barry Cameron
Title: Director

Triton RIGP DD3 Holding Limited

By:	/s/ Barry Cameron
Name: Barry Cameron
Title: Director

Transocean RIGP DIN Opco Limited

By:	/s/ Barry Cameron
Name: Barry Cameron
Title: Director

Transocean RIGP DCL Opco Limited

By:	/s/ Barry Cameron
Name: Barry Cameron
Title: Director

Transocean RIGP DD3 Opco Limited

By:	/s/ Barry Cameron
Name: Barry Cameron
Title: Director

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Triton RIGP DIN Holdco Limited

By:	/s/ C. Stephen McFadin
Name: C. Stephen McFadin
Title: Director

Triton RIGP DCL Holdco Limited

By:	/s/ C. Stephen McFadin
Name: C. Stephen McFadin
Title: Director

Triton RIGP DD3 Holdco Limited

By:	/s/ C. Stephen McFadin
Name: C. Stephen McFadin
Title: Director

Transocean RIGP DIN LLC

By:	/s/ David Tonnel
Name: David Tonnel
Title: Manager

Transocean RIGP DCL LLC

By:	/s/ David Tonnel
Name: David Tonnel
Title: Manager

Transocean RIGP DD3 LLC

By:	/s/ David Tonnel
Name: David Tonnel
Title: Manager

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Vikas Bharathwaaj
Name: Vikas Bharathwaaj
Title: Vice President

By:	Barclays Capital Inc.

By:	/s/ Carlos A. Ruiz
Name: Carlos A. Ruiz
Title: Managing Director

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE I

Underwriter	Number of Firm Units To Be Purchased
Morgan Stanley & Co. LLC	4,550,000
Barclays Capital Inc.	4,550,000
Citigroup Global Markets Inc.	1,662,500
J.P. Morgan Securities LLC	1,662,500
Wells Fargo Securities, LLC	1,662,500
Credit Suisse Securities (USA) LLC	525,000
Goldman, Sachs & Co.	525,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	525,000
DNB Markets, Inc	525,000
Mitsubishi UFJ Securities (USA), Inc.	525,000
Credit Agricole Securities (USA) Inc.	525,000
Standard Chartered Securities (Hong Kong) Limited	262,500

Total:	17,500,000

I-1

SCHEDULE II

TIME OF SALE PROSPECTUS

1.	Preliminary Prospectus issued July 31, 2014;

2.	Free Writing Prospectus dated July 31, 2014;

3	The Public Offering Price and the number of Firm Units

II-1

SCHEDULE III

PERSONS TO DELIVER LOCKUP LETTERS

Esa Ikäheimonen

Glyn A. Barker

Kathleen S. McAllister

Garry Taylor

III-1

EXHIBIT A

Covered Agreements

“Drilling Contracts” include the following agreements:

•	Drilling Contract Amended and Restated Effective September 15, 2006 between Chevron U.S.A. Inc. and Transocean Offshore Deepwater Drilling Inc. Utilizing the “Discoverer Clear Leader” dated as of February 27, 2006

•	Contract Number CON-ANG-31-5367 for the Provision and Operation of an Offshore Mobile Drilling Unit dated August 5, 2009 by and between BP Exploration & Production Inc. and Transocean Offshore Deepwater Drilling Inc., as amended

•	Drilling Contract between Chevron U.S.A. Inc. and Transocean Offshore Deepwater Drilling Inc. Utilizing the “Discoverer Clear Leader II” dated as of 31 August 2006

A-1

EXHIBIT B

Rig Ownership and Registration

Drilling Rig	Ownership	Flag Jurisdiction
Discoverer Clear Leader	Triton RIGP DCL Holdco Limited	Marshall Islands
Discoverer Inspiration	Triton RIGP DIN Holdco Limited	Marshall Islands
Development Driller III	Triton RIGP DD3 Holdco Limited	Vanuatu

B-1

EXHIBIT C

FORM OF PRESS RELEASE

Transocean Partners LLC

[•], 2014

Transocean Partners LLC (the “Company”) announced today that Morgan Stanley & Co. LLC and Barclays Capital Inc., the book-running managers in the recent initial public offering of [•] common units representing limited liability company interests in the Company (“Common Units”), are [waiving][releasing] a lock-up restriction with respect to [•] Common Units held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [•], 2014 , and the Common Units may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

C-1

EXHIBIT C-1

FORM OF OPINION OF BAKER BOTTS

1. The Registration Statement has been declared effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

2. To the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person the right to have any securities registered pursuant to the Registration Statement.

3. Each of Transocean RIGP DCL LLC, Transocean RIGP DIN LLC and Transocean RIGP DD3 LLC (the “Transocean Delaware Subsidiaries” and, together with Transocean Offshore Deepwater Drilling Inc. (“TODDI”), the “Transocean Delaware Entities”) is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware with corporate or limited liability company power and authority to own or lease and to operate its properties and to conduct its business in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

4. Transocean RIGP DCL Opco Limited, Transocean RIGP DIN Opco Limited and Transocean RIGP DD3 Opco Limited own 100.00% of the limited liability company interests in Transocean RIGP DCL LLC, Transocean RIGP DIN LLC and Transocean RIGP DD3 LLC, respectively; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the respective Transocean Delaware Subsidiaries, and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Liability Company Act); and Transocean RIGP DCL Opco Limited, Transocean RIGP DIN Opco Limited and Transocean RIGP DD3 Opco Limited own such limited liability company interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of Transocean RIGP DCL Opco Limited, Transocean RIGP DIN Opco Limited and Transocean RIGP DD3 Opco Limited as debtor is on file in the office of the Secretary of State of the State of Delaware.

5. Transocean Entities Holdings GmbH owns 100.00% of the outstanding shares of common stock of TODDI; such equity interest has been duly authorized and validly issued in accordance with the organizational documents of TODDI, and are fully paid and nonassessable.

6. Each of the Transocean Delaware Entities has all requisite corporate or limited liability company power and authority to execute and deliver any Transaction Agreement to which it is a party. All corporate or limited liability company action required to be taken by any of the Transocean Delaware Entities or any of their respective stockholders or members for the execution and delivery of this Agreement and any of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been validly taken.

C-1-1

7. Any Transaction Agreement to which any of the Transocean Delaware Entities is a party has been duly authorized, executed and delivered by such Transocean Delaware Entities, and assuming the due authorization, execution and delivery by the other parties thereto, each such agreement is a valid and legally binding agreement of the Transocean Delaware Entities parties thereto, enforceable against such Transocean Delaware Entities in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

8. This Agreement has been duly authorized, executed and delivered by the Transocean Delaware Entities party hereto.

9. Assuming that such limited liability company agreements have been duly authorized and validly executed and delivered by each of the Transocean Entities party thereto other than the Transocean Delaware Entities, the limited liability company agreement of each of the Transocean Delaware Subsidiaries constitute a valid and legally binding obligation of Transocean RIGP DCL Opco Limited, Transocean RIGP DIN Opco Limited and Transocean RIGP DD3 Limited, as applicable, enforceable against Transocean RIGP DCL Opco Limited, Transocean RIGP DIN Opco Limited and Transocean RIGP DD3 Opco Limited in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

10. No consent under the laws of the States of Delaware, New York or Texas or the federal laws of the United States of America is required in connection with the offering, issuance and sale of the Units or the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) such as may be required under the Act or the Exchange Act (as to which such counsel need not express any opinion), (ii) under the securities or “Blue Sky” laws of various jurisdictions in which the Units are being offered by the Underwriters (as to which such counsel need not express any opinion), (iii) under the by-laws and rules and regulations of FINRA (as to which such counsel need not express any opinion), (iv) consents that have been obtained and (v) where the failure to obtain such consent would neither reasonably be expected to have a Material Adverse Effect nor materially impair the ability of the Transocean Delaware Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Agreements.

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11. Assuming that the Omnibus Agreement, the Sponsor Credit Agreement, the Contribution Agreement, the Master Services Agreements, the Working Capital Note Payable, the Customer Receivables Guarantees and the Bills of Sale (the “US Covered Agreements”) have been duly authorized and validly executed and delivered by each of the Transocean Entities party thereto other than the Transocean Delaware Entities, each of the US Covered Agreements, constitutes a valid and legally binding obligation of such Transocean Entities, enforceable against each of them in accordance with its respective terms, provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

12. The description of the United States federal statutes and regulations set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Risk Factors—Risks Inherent in Our Business” and “Business—Environmental Regulation” constitute accurate summaries of such statutes and regulations in all material respects, subject to the qualifications and assumptions stated therein.

13. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Limited Liability Company Agreement Relating to Cash Distributions,” “Certain Relationships and Related Party Transactions—Agreements Governing the Transactions—Omnibus Agreement,” “Certain Relationships and Related Party Transactions—Agreements Governing the Transactions—Master Services Agreements,” “Conflicts of Interest and Duties,” “Description of the Common Units” and “The Limited Liability Company Agreement,” insofar as they constitute descriptions of any contracts and other documents, accurately describe in all material respects the portions of the contracts and other documents addressed thereby.

14. The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

15. The Common Units conform in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

16. The Company is not, and after giving effect to the offering and sale of the Units, the Company will not be, an “investment company” as defined in the Investment Company Act.

17. The issuance of the Sponsor Units, the Incentive Distribution Rights and the Transocean Member Interest to the Transocean Member is exempt from the registration requirements of the Act.

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18. Upon payment for the Units to be sold by the Transocean Member, delivery (within the meaning of Section 8-301 of the UCC) of such Units to Cede & Co. or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Units in the name of Cede & Co. or such other nominee and the crediting of the Units on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such Units) (i) the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Units and (ii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) to such Units may be asserted against the Underwriters with respect to such “security entitlement.”

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations and warranties of the Transocean Parties, upon certificates of officers and employees of the Transocean Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that its opinion is limited to matters governed by federal law and the applicable laws of the States of Delaware, New York and Texas (iv) state that they express no opinion with respect to (a) any permits to own or operate any real or personal property or (b) any state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of the Units.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and have participated in conferences with officers and other representatives of the Transocean Entities, with representatives of the Company’s independent registered public accounting firm, and with your representatives and your counsel, at which the contents of the Registration Statement, the Time of Sale Prospectus, the Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except to the extent stated in paragraphs 12 and 13 above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises you that:

(a) the Registration Statement, when it became effective, the Time of Sale Prospectus, as of the Applicable Time, and the Prospectus, as of its date and the applicable Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and

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(b) nothing came to such counsel’s attention that caused such counsel to believe that:

(A) the Registration Statement, when it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Time of Sale Prospectus as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date or as of the applicable Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that in each case such counsel need not, and does not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included therein or omitted therefrom, (b) information relating to the offshore drilling industry provided by Wood Mackenzie Limited contained or included therein or omitted therefrom or (c) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

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EXHIBIT C-2

FORM OF OPINION OF SWISS COUNSEL

1. Each of the Transocean Swiss Entities is a corporation duly incorporated and validly existing under the laws of Switzerland and has the requisite corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Prospectus.

2. Triton Hungary Investments 1 Limited Liability Company and Triton Financing LLC are the registered owners of 100% of the quotas in Transocean Financing.

3. Each of the Transocean Swiss Entities has all requisite corporate power and authority to enter into and perform its obligations under the Underwriting Agreement and each of the Transaction Agreements, in each case to the extent it is a party thereto, and to consummate the transactions contemplated thereunder.

4. The Underwriting Agreement and each of the Transaction Agreements and the consummation of the transactions contemplated thereunder have been duly authorized and executed by each of the Transocean Swiss Entities, in each case to the extent it is a party thereto. The execution and delivery by each of the Transocean Swiss Entities of the Underwriting Agreement and each of the Transaction Agreements, in each case to the extent it is a party thereto, and the performance by each such Transocean Swiss Entity of its obligations thereunder and the consummation of the transactions contemplated thereunder, do not violate (i) any provision of the applicable Organizational Documents of the Transocean Swiss Entities or (ii) mandatory provisions of Swiss law applicable to each such Transocean Swiss Entity.

5. As far as enforceability under the laws of Switzerland is concerned, the obligations by each Transocean Swiss Entity arising out of the Underwriting Agreement and the Transaction Agreements, in each case to the extent it is a party thereto, constitute legal, valid and binding obligations of each such Transocean Swiss Entity, enforceable against it in accordance with their respective terms.

6. No permit, consent, approval, authorization, order, registration or filing of or with any governmental agency or body is required to be obtained under Swiss law in connection with the execution and delivery of the Underwriting Agreement and each of the Transaction Agreements by the Transocean Swiss Entities, to the extent such Transocean Swiss Entity is a party thereto, the performance by the Transocean Swiss Entities of their obligations thereunder or the consummation of the transactions contemplated thereby.

7. The choice of the laws of the State of New York as the governing laws of the Underwriting Agreement, the Credit Agreement and the Promissory Note, and the choice of the laws of the State of Texas and the laws of England and Wales as the governing laws of the Omnibus Agreement, are valid choices of law under the laws of Switzerland and, in any action brought before a court of competent jurisdiction in Switzerland relating to such agreements would be recognized and applied by such court to all issues for which the proper or governing law of a contract is applicable under the conflict of laws rules of Switzerland; provided, however, that (i) such choice of law may not extend to non-contractual obligations, (ii) the content of the relevant laws of the State of New York, the State of Texas or England and Wales, as applicable, may need to be proven as a matter of fact, and (iii) a Swiss court would apply Swiss procedural rules.

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8. The submission by the Company to the jurisdiction of the New York Courts, as provided for in the Underwriting Agreement, is a valid submission under Swiss law. The submission by the Company to the jurisdiction of the state or federal courts located in the State of Texas, as provided for in the Omnibus Agreement, is a valid submission under Swiss law. The submission by Transocean Financing pursuant to the terms of the Credit Agreement to the jurisdiction of the courts of the State of New York sitting in New York county and of the United States District Court of the Southern District of New York, and any appellate court from any such court, is a valid submission under Swiss law.

9. The courts of Switzerland will recognize as valid, and will enforce, any final and non-appealable civil judgment for a pecuniary claim obtained in a competent foreign court against any of the Transocean Swiss Entities in relation to the Underwriting Agreement and each of the Transaction Agreements to which it is a party.

10. The appointment by the Company of Transocean Partners as authorized agent upon whom process may be served in any action in the New York Courts arising out of or based on the Underwriting Agreement is a valid and effective appointment if such appointment is valid and effective under the laws of the State of New York and if no other procedural requirements are necessary in order to validate such appointment.

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EXHIBIT C-3

FORM OF OPINION OF VANUATU COUNSEL

1. The Development Driller III (the “Rig”) is duly registered under the flag of Vanuatu, under the provisions of Chapter 5 of the Maritime Act [CAP 131] (as amended)(“Act”), which is the correct statute dealing with the registration of Vanuatu documented vessels, at New York with the office of the Commissioner or Deputy Commissioner for Maritime Affairs of the Republic of Vanuatu at the Port of New York, New York, USA, one of the offices authorized by the Act in which such registration may be recorded;

2. Triton RIGP DD3 Holdco Limited has recorded title to 100% of the Rig;

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EXHIBIT C-4

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL

1. Existence and Good Standing. Each of the Transocean Cayman Entities has been duly incorporated, and is validly existing and in good standing under the laws of the Cayman Islands.

2. Ownership of record of Transocean Inc. Based solely on our review of the Register of Members provided to us by the registered office of Transocean Inc. and the Directors Certificate with respect to Transocean Inc. provided to us and without any independent verification, Transocean Ltd. is the registered holder of all the issued shares in Transocean Inc.

3. Ownership of record of Transocean Partners Holdings Limited. Based solely on our review of the Register of Members provided to us by the registered office of Transocean Partners Holdings Limited and the Directors Certificate with respect to Transocean Partners Holdings Limited and without any independent verification, Transocean Inc. is the registered holder of all the issued shares in Transocean Partners Holdings Limited; and based solely on our review of the Register of Mortgages and Charges of Transocean Inc. provided to us by the registered office of Transocean Inc. and the Directors Certificate with respect to Transocean Inc. and without any independent verification, Transocean Inc. owns such shares free and clear of any liens.

4. Ownership of record of the Cayman Subsidiaries. Based solely on our review of the Register of Members provided to us by the registered office of each of the Cayman Subsidiaries and the Directors Certificate with respect to each of the Cayman Subsidiaries and without any independent verification, Transocean Partners LLC is the registered holder of 51% of the issued shares of each of the Cayman Subsidiaries and Transocean Partners Holdings Limited is the registered holder of 49% of the issued shares of each of the Cayman Subsidiaries; and based solely on our review of the Register of Mortgages and Charges of Transocean Partners Holdings Limited provided to us by the registered office of Transocean Partners Holdings Limited and the Directors Certificate with respect to Transocean Partners Holdings Limited and without any independent verification, Transocean Partners Holdings Limited owns such shares free and clear of any liens.

5. Capacity and Power. Each of the Transocean Cayman Entities has all requisite corporate power and authority to execute and deliver the Agreement and each of the Transaction Agreements to which it is a party, and to consummate the transactions contemplated thereby, including the sale of the Units to the Underwriters. Each of the Transocean Cayman Entities has the requisite corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Time of Sale Prospectus and the Prospectus (as defined in Schedule 2).

6. Corporate Action. All corporate action required to be taken by each of the Transocean Cayman Entities pursuant to Cayman Islands Law, for the authorization, execution and delivery of the Agreement and each of the Transaction Agreements to which it is a party, and the consummation of the transactions contemplated thereby, including the sale of the Units, has been validly taken, only after bring down.

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7. Enforceability. The Transaction Agreements have been duly authorised and executed by the Transocean Cayman Entities party thereto, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute the legally binding and valid obligations of each of the Transocean Cayman Entities enforceable against each of the Transocean Cayman Entities in accordance with their terms.

8. Due Execution. The Agreement has been duly authorised and executed, in accordance with the Resolutions, by any Transocean Cayman Entities party thereto.

9. No Conflict. The execution, performance and delivery of the Agreement and each of the Transaction Agreements and the consummation of the transactions contemplated therein do not:

a) violate or conflict with any of the provisions of the Memorandum and Articles of Association of each of the Transocean Cayman Entities; or

b) violate any law or regulation applicable to the Transocean Cayman Entities in the Cayman Islands currently in force.

10. Authorization and Approvals. No authorizations, consents, orders, permissions or approvals are required from any governmental, regulatory or judicial authority or agency in the Cayman Islands having jurisdiction over the Transocean Cayman Entities and no notice to or other filing with or action by any Cayman Islands governmental, regulatory or judicial authority is required in connection with:

a) the execution and delivery of the Agreement and each of the Transaction Agreements by the Transocean Cayman Entities party thereto; or

b) the performance of any of the Transocean Cayman Entity’s obligations under the Agreement or the Transaction Agreements or the consummation of the transactions contemplated thereby.

11. Distributions and Loans. The Memorandum and Articles of Association of each of the Cayman Subsidiaries do not prohibit the making of any distribution on such subsidiary’s equity interests, from repaying to Transocean Partners LLC or Transocean Partners Holdings Limited or any of their affiliates any loans or advances to such subsidiary or from transferring any of such subsidiary’s property or assets to Transocean Partners LLC or any subsidiary of Transocean Partners LLC, subject always to the provisions of the Companies Law (Revised) of the Cayman Islands.

12. Time of Sale Prospectus and Prospectus. The statements in the Time of Sale Prospectus and the Prospectus under the captions “Business-Taxation of the Company-Cayman Islands” and “Enforcement of Civil Liabilities Against Foreign Persons,” insofar as they purport to constitute summaries of Cayman Islands Law or legal conclusions of Cayman Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby and the common law, subject to the qualifications and assumptions stated therein.

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13. Choice of Law and Jurisdiction. The choice of the law of the state of New York as the proper law of the Agreement and the choice of the laws of England and Wales and the law of the state of Texas as the governing law of the respective Transaction Agreements to which any of the Cayman Entities are parties would be upheld as a valid choice of law by the courts of the Cayman Islands and applied by such courts in proceedings in relation to the Agreement as the proper law thereof and the submission by the Transocean Cayman Entities to the jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York is valid and binding as a matter of Cayman Islands law. The appointment by the Transocean Cayman Entities of Transocean Partners LLC as authorized agent to receive service of proceedings in New York is valid and binding as a matter of Cayman Islands law.

14. Enforcement of Judgments. A judgment granted by a foreign court against any of the Transocean Cayman Entities may be recognized by the courts of the Cayman Islands provided that:

15. the foreign court had jurisdiction in the matter and the relevant Transocean Cayman Entity either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

a) the judgment given by the foreign court was not in respect of penalties, fines, taxes or similar fiscal or revenue obligations;

b) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the foreign court;

c) recognition or enforcement in the Cayman Islands would not be contrary to public policy; and

d) the proceedings pursuant to which judgment was obtained were not contrary to the principles of natural justice.

16. Liabilities. Under Cayman Islands law, the liability of a member of a company incorporated under the laws of the Cayman Islands is limited to the value of the sum paid up on each share held by such member.

17. No Pre-emptive Rights. The Amended and Restated Memorandum and Articles of Association of each of the Cayman Subsidiaries, as each may be amended through the date hereof, do not grant to the members thereof any pre-emptive rights or other rights to subscribe for or to purchase shares, nor place any restriction upon the voting of shares in the Cayman Subsidiaries.

18. No Permits. No permits, consents, licenses, certificates and authorizations of, or filings with, any governmental or regulatory authorities of the Cayman Islands are required for any of the Transocean Cayman Entities to own or lease its properties and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, other than such permits, consents, licenses, certificates and authorizations currently held or previously obtained.

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EXHIBIT C-5

FORM OF OPINION OF MARSHALL ISLANDS COUNSEL

1. The Company is a limited liability company that has been duly formed and is validly existing in good standing under Marshall Islands Law, and has all requisite limited liability company power and authority to own or lease its properties, to enter into the Underwriting Agreement and the Operative Agreements, and to consummate the transactions contemplated thereby, and to conduct its business, in each case in all material respects as described in the Time of Sale Prospectus and the Prospectus.

2. The Selling Unitholder owns of record the Transocean Member Interest (as defined in the LLC Agreement) of the Company. The Transocean Member Interest has been duly authorized and validly issued in accordance with the LLC Agreement, and is fully paid (to the extent required under the LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 (the “LLCA”) and except as may otherwise be provided in the LLC Agreement).

3. The Selling Unitholder owns of record all of the Incentive Distribution Rights (as defined in the LLC Agreement) of the Company. The Incentive Distribution Rights have been duly authorized and validly issued in accordance with the LLC Agreement, and are fully paid (to the extent required under the LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the LLCA and except as may otherwise be provided in the LLC Agreement).

4. The Selling Unitholder owns of record [ ] common units of the Company. Such common units and the limited liability company interest represented thereby have been validly issued in accordance with the LLC Agreement, and are fully paid (to the extent required under the LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the LLCA and except as may otherwise be provided in the LLC Agreement).

5. To our knowledge, except as described in the Time of Sale Prospectus and the Prospectus, and except as set forth in Articles IV, V and XV of the LLC Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction on the transfer of, any common units in the Company.

6. The Company has all requisite limited liability company power and authority to execute and deliver the Underwriting Agreement and the Operative Agreements and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

7. The execution and delivery of the Underwriting Agreement and the Operative Agreements by the Company and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action of the Company.

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8. The Underwriting Agreement and each of the Operative Agreements have been validly executed and delivered by the Company.

9. The LLC Agreement constitutes a valid and legally binding obligation of the Selling Unitholder, enforceable by any Member (as defined in the LLC Agreement) against the Selling Unitholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

10. The execution, delivery and performance of the Underwriting Agreement and the Operative Agreements and the consummation of the transactions contemplated thereby, do not and will not (i) conflict with or constitute a violation of the organizational documents of the Company or (ii) violate Marshall Islands Law.

11. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any governmental agency or body of the Republic of the Marshall Islands having jurisdiction over the Company or any of its properties is required in connection with the execution and delivery by the Company of the Underwriting Agreement or the Operative Agreements, the consummation of the transactions contemplated thereby or the performance by the Company of its obligations thereunder.

12. To our knowledge, no permits, consents, licenses, certificates and authorizations of, or filings with, any governmental or regulatory authorities of the Republic of the Marshall Islands are required for the Company to own or lease its properties and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus other than such permits, consents, licenses, certificates and authorizations or filings (i) currently held or previously obtained or (ii) necessary for the Company to own or operate any vessels or rigs.

13. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Business-Taxation of the Company-Marshall Islands,” “Non-United States Tax Consequences-Marshall Islands Tax Consequences” and “Enforcement of Civil Liabilities Against Foreign Persons,” insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions of Marshall Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

14. The choice of New York law to govern the Underwriting Agreement constitutes a valid choice of law under Marshall Islands Law.

15. The submission by the Company to the non-exclusive jurisdiction of the United States federal and state courts in the Borough of Manhattan in The City of New York, is a valid submission under Marshall Islands Law.

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16. A judgment granted by a foreign court against the Company may be recognized in the Republic of the Marshall Islands, so long as the foreign judgment grants or denies recovery of a sum of money, and is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal. A foreign judgment is not conclusive if: (i) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (ii) the foreign court did not have personal jurisdiction over the defendant, (iii) the foreign court did not have jurisdiction over the subject matter, or (iv) the foreign court does not recognize or enforce the judgments of any other foreign nation. A foreign judgment need not be recognized if: (i) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (ii) the judgment was obtained by fraud, (iii) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands, (iv) the judgment conflicts with another final and conclusive judgment, (v) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (vi) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.

17. The Company constitutes a legal entity separate from its members; the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company; no member or manager of the Company is obligated personally for any debts, obligations or liabilities of the Company solely by reason of being a member or acting a manager of the Company, and accordingly, the Selling Unitholder is not obligated personally for any debts, obligations or liabilities of the Company solely by reason of the Selling Unitholder being a member or acting as a manager of the Company, except to the extent (i) of its capital invested or committed but not contributed or (ii) that any such debts, obligations and liabilities are expressly assumed under the LLC Agreement or otherwise in writing by the Selling Unitholder.

18. The rigs Discoverer Clear Leader and Discoverer Inspiration are registered under Marshall Islands Law in the sole ownership of Triton RIGP DCL Holdco Ltd. and Triton RIGP DIN Holdco Ltd., respectively, free and clear of all mortgages of record.

19. Marshall Islands Law does not prohibit the Company from being treated as a UK tax resident.

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EXHIBIT C-6

FORM OF OPINION OF UK COUNSEL

1. each Company is duly incorporated, validly existing and registered as a private company with limited liability in England and Wales;

2. each Company has the requisite corporate power, authority and capacity to enter into and to perform its obligations under the Documents;

3.

(a) Triton RIGP DIN Holding Limited is the legal owner of 100% of the issued and allotted share capital of Triton RIGP DIN Holdco Limited (the “DIN Shares”), and such DIN Shares are fully paid up;

(b) Triton RIGP DCL Holding Limited is the legal owner of 100% of the issued and allotted share capital of Triton RIGP DCL Holdco Limited (the “DCL Shares”), and such DCL Shares are fully paid up;

(c) Triton RIGP DD3 Holding Limited is the legal owner of 100% of the issued and allotted share capital of Triton RIGP DD3 Holdco Limited (the “DD3 Shares”), and such DD3 Shares are fully paid up;

4. in respect of each Company, all necessary corporate and other action required by the Articles of Association of such Company has been taken by such Company to authorise the execution, performance and delivery of the Documents;

5. the Documents have been duly executed by each Company;

6. the execution, delivery and performance by each Company of the Documents will not violate:

a) the Articles of Association of such Company; or

b) any provision of English law applicable to English companies generally;

7. notwithstanding that, except for Article VII of the Omnibus Agreement and Article 5 of the Master Services Agreement, UK Company Documents are not under English law, the obligations of the Companies under the UK Company Documents to which they are party constitute valid, legally binding and enforceable obligations of each of the Companies under English law;

8. the obligations of the parties to the English Law Documents constitute valid, legally binding and enforceable obligations of the parties thereto under English law;

9. no approval, authorisation, license, consent, adjudication, notarisation, filing, registration or order of or with any public authority or government agency in England is required by law to be obtained to authorise the execution, delivery and performance by any Company of any of the Documents to which it is party;

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10. it is not necessary to file, register, record or notarize any of the Documents with any public authority or government agency in England to ensure the legality, validity, enforceability or admissibility in evidence in the English courts of any of the Documents;

11. the English courts will recognise the Choice of the Respective Laws; and

12. the submission by each Company to the jurisdiction of the courts of the State of Texas, in respect of the Omnibus Agreement and the Master Services Agreement, and to the jurisdiction of a New York Court, in respect of the Underwriting Agreement, does not violate English law.

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EXHIBIT C-7

FORM OF OPINION OF SPECIAL UK TAX COUNSEL

1. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Non-United States Tax Considerations—United Kingdom Tax Consequences,” insofar as they purport to constitute summaries of UK laws or legal conclusions, fairly describe in all material respects the portions of the statutes addressed thereby, subject to the qualifications and assumptions stated therein.

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EXHIBIT C-8

FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL

1. Each of Transocean RIGP DCL LLC, Transocean RIGP DIN LLC and Transocean RIGP DD3 LLC (the “Transocean Delaware Subsidiaries” and, together with Transocean Offshore Deepwater Drilling Inc. (“TODDI”), the “Transocean Delaware Entities”) was duly formed under the laws of the State of Delaware.

2. Transocean Delaware Entities possess all permits, licenses, approvals, consents and other authorizations as are required by any governmental or regulatory authorities of the United States of America necessary for any of the Transocean Delaware Entities to own or lease its properties and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3. Except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Transocean Parties possess such permits, licenses, approvals, consents and other authorizations excluding those applicable under Environmental Laws (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the Contributed Business, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Transocean Entities are in material compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Transocean Parties have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Transocean Parties, the charter parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

4. Such counsel does not know of (A) any legal or governmental proceedings pending or threatened to which any of the Transocean Entities is a party or to which any of their properties is subject that are required to be described in the Time of Sale Prospectus or the Prospectus but are not so described as required by the Securities Act or (B) contracts or other documents that are required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

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5. None of (i) the offering and sale by the Selling Unitholder of the Units to be sold to the Underwriters pursuant to the terms of this Agreement, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Transocean Entities party hereto or thereto, or (iii) the consummation of the transactions contemplated hereby or thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Documents of any of the Transocean Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Transocean Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction known to such counsel of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Transocean Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any of the Transocean Parties, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Transocean Entities to consummate the transactions provided for in this Agreement or the Operative Agreements.

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EXHIBIT D

[FORM OF LOCK-UP LETTER]

July 31, 2014

Morgan Stanley & Co. LLC

Barclays Capital Inc.

as Representatives of the Several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Barclays Capital Inc. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), as representatives of the several underwriters named therein (the “Underwriters”), with Transocean Partners LLC, a Marshall Islands limited liability company (the “Company”), Transocean Ltd., a Swiss corporation, Transocean Inc., a Cayman Islands corporation, Transocean Partners Holding Limited, a Cayman Islands exempted company, Transocean RIGP DIN LLC, a Delaware limited liability company, Transocean RIGP DCL LLC, a Delaware limited liability company, Transocean RIGP DD3 LLC, a Delaware limited liability company, Transocean RIGP DIN Opco Limited, a Cayman Islands exempted company, Transocean RIGP DCL Opco Limited, a Cayman Islands exempted company, Transocean RIGP DD3 Opco Limited, a Cayman Islands exempted company, Triton RIGP DIN Holdco Limited, a UK limited company, Triton RIGP DCL Holdco Limited, a UK limited company, Triton RIGP DD3 Holdco Limited, a UK limited company, Triton RIGP DIN Holding Limited, a Cayman Islands exempted company, Triton RIGP DCL Holding Limited, a Cayman Islands exempted company, and Triton RIGP DD3 Holding Limited, a Cayman Islands exempted company (collectively, the “Transocean Parties”), providing for the public offering (the “Public Offering”) by the Underwriters of up to 20,125,000 common units (the “Units”) representing limited liability company interests in the Company (the “Common Units”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3

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of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions or (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that (i) such plan does not provide for the transfer of Common Units during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Transocean Parties and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Transocean Parties and the Underwriters.

                                                                                              Very truly yours,

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EXHIBIT E

[FORM OF WAIVER OF LOCK-UP]

[•], 2014

[Name and Address of Officer or Director Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the lock-up letter dated July 31, 2014 (the “Lock-up Letter”), executed by you in connection with the public offering by Transocean Partners Holding Limited of up to 20,125,000 common units (“Common Units”) representing limited liability company interests in Transocean Partners LLC, and your request for a [waiver] [release] dated [•], 2014, with respect to [•] Common Units (the “Units”).

The Representatives hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Units, effective [•], 2014; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
Barclays Capital Inc.
Acting severally on behalf of themselves and as representatives of the several underwriters listed in Schedule I to the Underwriting Agreement

By:
Name:
Title:

By:
Name:
Title:

cc: Company

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EXHIBIT F

[FORM OF CHIEF EXECUTIVE OFFICER CERTIFICATE]

[•], 2014

The undersigned, the Chief Executive Officer of Transocean Partners LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “Company”), pursuant to Section 6[ ] of that certain Underwriting Agreement dated July 31, 2014 (the “Underwriting Agreement”), by and among the Company, the Transocean Member, the Rig Companies and Morgan Stanley & Co. Incorporated and Barclays Capital Inc., as the representatives of the underwriters named therein (the “Underwriters”), hereby certifies, based on an examination of the internal accounting records of the Company undertaken by her and members of Transocean Ltd.’s staff who are responsible for the Company’s financial and accounting matters, that as of the date hereof:

1. To her knowledge, for the period from April 1 2014 through June 30, 2014, there was no material decrease in operating income, as compared to the corresponding period in the preceding year.

2. This certificate is given to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Units as proposed in the Underwriting Agreement.

Capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this [    ]th day of [            ], 2014.

By:	/s/ Kathleen S. McAllister
Name:	Kathleen S. McAllister
Title:	Chief Executive Officer

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